EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Global Telecommunication Solutions, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-21339) and on Form S-3 (Nos. 333-6925 and 333-19005) of Global
Telecommunication Solutions, Inc. of our report dated March 31, 1998, except for the fourth and fifth paragraphs of Note 16, which are as of April 8, 1998 and April 13, 1998, respectively, relating to the consolidated balance sheets of Global Telecommunication Solutions, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-KSB of Global Telecommunication Solutions, Inc.

                                                          KPMG Peat Marwick LLP

April 14, 1998
Philadelphia, Pennsylvania